Exhibit 99

PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Announces Offer to

Privatize FireOne Group plc

Montreal, Quebec, December 15, 2006—Optimal Group Inc. (NASDAQ:OPMR) today announced that its wholly owned subsidiary, Optimal Acquisition Inc., announced its intention to make an offer for all of the issued and outstanding shares in the capital of FireOne Group plc at a price of 60 pence per share.

For more information about Optimal Acquisition’s offer, please refer to the attached Announcement issued today by Optimal Acquisition.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

Cautionary Statements Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expects”, “intends”, “anticipates”, “plans”, “believes”, “seeks”, “estimates”, or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, but are not limited to, statements about our current expectations with respect to our future growth strategies, opportunities and prospects, competitive position and industry environment. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, or those of the markets we serve, to differ materially from those expressed in, or implied by, these forward-looking statements, including:

• existing and future governmental regulations;

• general economic and business conditions in the markets we serve;

• consumer confidence in the security of financial information transmitted via the Internet;

• levels of consumer fraud, disputes between consumers and merchants and merchant insolvency;

• our ability to safeguard against breaches of privacy and security when processing electronic transactions;

• the imposition of and our compliance with rules and practice procedures implemented by credit card and check clearing associations;

• our ability to adapt to changes in technology, including technology relating to electronic payments systems;

• our ability to protect our intellectual property;

• our relationships with our suppliers and the banking associations that we rely upon to process our electronic transactions;

• disruptions in the function of our electronic payments systems and technological defects; and

• the factors described under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the three months ended June 30, 2006 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2006.

There may be additional risks and uncertainties and other factors that we do not currently view as material or that are not necessarily known. The forward looking statements made in this document are only made as of the date of this document.

Except as required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in circumstances or any other reason after the date of this press release.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We are relying on the “safe harbor” provisions of the Private Securities Litigation Reform Act in connection with the forward-looking statements included in this press release.

For Immediate Release

15 December 2006

Not for release, publication or distribution, in whole or in part, in, into or from Australia, Canada, Japan or the United States or any other jurisdiction where it would be unlawful to do so.

RECOMMENDED CASH OFFER

by

Optimal Acquisition Inc.

for

FireOne Group plc

Summary

The board of directors of Optimal Acquisition and the Independent Committee of the board of FireOne (comprising John Greely, Declan O’Neill, Paschal Taggart and Roger Withers) are pleased to announce that they have reached agreement on the terms of a recommended cash offer, to be made by Optimal Acquisition, for the entire issued and to be issued ordinary share capital of FireOne. Optimal Acquisition is a wholly owned subsidiary of OGI.

The Offer will be subject to the conditions and certain further terms set out in Appendix I to this Announcement and to be set out in the Offer Document.

Optimal Acquisition will offer to acquire the entire issued and to be issued ordinary share capital of FireOne for 60p per FireOne Share.

The Offer values the entire issued and to be issued ordinary share capital of FireOne at approximately £32.4 million.

The Offer represents:

•	a premium of approximately 12 per cent. over 53.5p, being the Closing Price of a FireOne Share on 14 December 2006, the last Business Day prior to the commencement of the Offer Period;
•	a premium of approximately 21 per cent. over 49.68p, being the average Closing Price of a FireOne Share in the one month prior to the commencement of the Offer Period; and
•

a premium of approximately 36 per cent. over 44p, being the value of net cash per share (on a fully diluted basis) in FireOne’s balance sheet as at 30 September 2006 (based on an exchange rate of Stg£1: US$1.96).

The Independent Committee, which has been so advised by Numis Securities, considers the terms of the Offer to be fair and reasonable and intends to recommend that FireOne Shareholders accept the Offer. In providing its advice to the Independent Committee, Numis Securities has taken into account the commercial assessments of the Independent Committee and the directors of FireOne .

The Independent Committee intends to recommend that all FireOne Shareholders accept the Offer, as the members of the Independent Committee have agreed to do in respect of their own beneficial holdings of FireOne Shares and RSUs (representing, in aggregate, approximately 0.24 per cent. of the existing issued ordinary share capital of FireOne on a fully diluted basis).

This summary should be read in conjunction with the full text of the attached Announcement.

Enquiries:

FireOne
Weber Shandwick Kirsty Raper/Helen Thomas/Charlie Hooper Numis Securities Jag Mundi/Lee Aston/David Shapton	Telephone : +44 (0) 20 7067 0700 Telephone : +44 (0) 20 7776 1500

Genuity Capital is acting as financial adviser to OGI and Optimal Acquisition and no one else in connection with the Offer and will not be responsible to anyone other than OGI and Optimal Acquisition for providing the protections afforded to clients of Genuity Capital or for providing advice in relation to the Offer, the contents of this document or any transaction or arrangement referred to herein.

Numis Securities, which is authorised by the Financial Services Authority under the Financial Services & Markets Act 2000 of the United Kingdom, is acting exclusively for FireOne and no one else in connection with the Offer and will not be responsible to anyone other than FireOne for providing the protections afforded to clients of Numis Securities or for providing advice in relation to the Offer, the contents of this document or any transaction or arrangement referred to herein.

The availability of the Offer to persons outside Ireland may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements. Unless otherwise determined by Optimal Acquisition, the Offer will not be made, directly or indirectly, in, into or from or by use of the mails of or by any means or instrumentality (including, without limitation, telephonically or electronically) of inter-state or foreign commerce of or any facilities of a national securities exchange of Australia, Canada, Japan, the United States or any other jurisdiction where it would be unlawful to do so. Accordingly, copies of this Announcement and any related offering documents are not being, and must not be, mailed or otherwise distributed or sent in, into or from Australia, Canada, Japan, the United States or any other jurisdiction where it would be unlawful to do so, and doing so may invalidate any purported acceptance of the Offer. This Announcement has been prepared solely for the purpose of complying with Irish law and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this Announcement had been prepared in accordance with the laws of any jurisdiction outside Ireland.

The full text of the conditions and reference to certain further terms of the Offer are set out in Appendix I and form part of this Announcement.

The directors of Optimal Acquisition and OGI (solely in their capacity as such) accept responsibility for the information contained in this Announcement, other than that relating to FireOne, the FireOne Group, the directors of FireOne and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Optimal Acquisition and of OGI (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of FireOne accept responsibility for the information contained in this Announcement relating to FireOne, the FireOne Group, the directors of FireOne (solely in their capacity as such) and members of their immediate families, related trusts and persons connected with them, except for the recommendation and the related opinions of the Independent Committee. The Independent Committee accepts responsibility for the recommendation and the related opinions of the Independent Committee contained in this Announcement. To the best of the knowledge and belief of the directors of FireOne and the Independent Committee (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

This Announcement does not constitute an offer to purchase or an invitation to subscribe for any securities.

Any person who is the holder of 1 per cent. or more of any class of shares in FireOne or Optimal Acquisition may be required to make disclosures pursuant to Rule 8.3 of the Takeover Rules with effect from 15 December 2006 (the date of commencement of the Offer Period).

15 December 2006

Not for release, publication or distribution, in whole or in part, in, into or from Australia, Canada, Japan or the United States or any other jurisdiction where it would be unlawful to do so

Recommended Cash Offer

by

Optimal Acquisition Inc.

for

FireOne Group plc

1	INTRODUCTION

The board of directors of Optimal Acquisition and the Independent Committee of the board of FireOne are pleased to announce that they have reached agreement on the terms of a recommended cash offer, to be made by Optimal Acquisition, for the entire issued and to be issued ordinary share capital of FireOne. Optimal Acquisition is a company incorporated under the laws of Canada and is a wholly owned subsidiary of OGI.

2	RECOMMENDATION

The Independent Committee which has been so advised by Numis Securities considers the terms of the Offer to be fair and reasonable and intends to recommend that FireOne Shareholders accept the Offer. In providing its advice to the Independent Committee, Numis Securities has taken into account the commercial assessments of the Independent Committee and the directors of FireOne.

The Independent Committee intends to recommend that all FireOne Shareholders accept the Offer, as the members of the Independent Committee have agreed to do in respect of their own beneficial holdings of FireOne Shares and RSUs (representing, in aggregate, approximately 0.24 per cent. of the existing issued ordinary share capital of FireOne on a fully diluted basis).

The directors of FireOne (other than the members of the Independent Committee) being Benjamin Dalfen, Leon Garfinkle, Shaun Lavelle and David Schwartz, have agreed to accept the Offer in respect of their holdings of RSUs (representing, in aggregate, approximately 1.44 per cent of the existing issued ordinary share capital of FireOne on a fully diluted basis).

3	THE OFFER

Optimal Acquisition will offer to acquire the entire issued and to be issued ordinary share capital of FireOne subject to the conditions and certain other terms set out in Appendix I to this Announcement and to be set out in the Offer Document, on the following basis:

For each FireOne Share	60p in cash

The Offer values the entire issued and to be issued ordinary share capital of FireOne at approximately £32.4 million and represents:

•	a premium of approximately 12 per cent. over 53.5p, being the Closing Price of a FireOne Share on 14 December 2006, the last Business Day prior to the commencement of the Offer Period;
•	a premium of approximately 21 per cent. over 49.68p, being the average Closing Price of a FireOne Share in the month prior to the commencement of the Offer Period; and
•

a premium of approximately 36 per cent. over 44p, being the value of net cash per share (on a fully diluted basis) on FireOne’s balance sheet as at 30 September 2006 (based on an exchange rate of Stg£1:US$1.96).

The Offer will extend to all FireOne Shares unconditionally allotted or issued on the date of the Offer together with any further such Shares which are unconditionally allotted or issued (including pursuant to the exercise of RSUs issued under the RSU Plan ) while the Offer remains open for acceptance or until such earlier date as, subject to the Takeover Rules, Optimal Acquisition may decide.

The FireOne Shares are to be acquired fully paid and free from all liens, charges and encumbrances, rights of pre-emption and any other third party rights or interests of any nature whatsoever and together with all rights attaching thereto including the right to receive all dividends and other distributions (if any) declared, made or paid thereafter.

4	BACKGROUND TO AND REASONS FOR RECOMMENDATION OF THE OFFER

On 30 September 2006, the U.S. Congress passed the Unlawful Internet Gambling Enforcement Act of 2006, following which FireOne ceased to process settlement transactions originating from US consumers that might be viewed as related to online gambling. The passing of the Act has had a material negative impact on the prospects for the business and operations of FireOne. In light of these changes in the legislative environment, the Board has conducted a review of FireOne’s business and considered a range of strategic alternatives, and the potential returns available from each option to FireOne Shareholders, including, liquidation of the business; returning excess cash to FireOne Shareholders; continuing the business as an independent entity, focusing on non-U.S. gaming and non-gaming processing assets (and making suitable acquisitions in these areas); and a sale of the FireOne business.

At the same time, OGI, which owns directly or indirectly approximately 74.17 per cent. of the issued ordinary share capital of FireOne, on a fully diluted basis, has also been reviewing strategic options available to it, which has resulted in OGI approaching the Independent Committee of FireOne with the Offer. As certain FireOne Directors could be considered to have a conflict of interest due either to their involvement with OGI or their continuing involvement with FireOne in the event of the Offer being successful, the Independent Committee was established to handle matters in relation to the Offer.

In considering the merits of the Offer, the Independent Committee, which has been advised by Numis Securities, has considered the following factors:

•

having completed the review of available strategic options, the Board has concluded that the option most likely to deliver a certain return for FireOne Shareholders in an acceptable timeframe is a sale of the business;

•	the significantly reduced prospects for the FireOne business as an independent listed entity;

•	the Offer represents a premium both to recent trading levels and to any level that the Independent Directors might expect the FireOne Shares to trade at in the short to medium term.

The Independent Directors believe that FireOne’s future as an independent listed entity is uncertain and that, as a wholly owned entity within the OGI Group, the resulting operational synergies and benefits of scale would offer the opportunity for improved performance relative to management’s current expectations for FireOne.

5	IRREVOCABLE UNDERTAKINGS

Irrevocable Undertakings to accept the Offer have been received from the following:

(a)	the FireOne Directors in respect of, in aggregate, 901,846 Ordinary Shares and RSUs representing 1.67% of the issued ordinary share capital of FireOne on a fully diluted basis as follows:
(i)	John Greely, Non-Executive in respect of 10,000 Ordinary Shares and 28,315 RSUs;
(ii)	Declan O’Neill, Non-Executive in respect of 14,479 Ordinary Shares and 13,038 RSUs;
(iii)	Paschal Taggart, Non-Executive, in respect of 14,479 Ordinary Shares and 13,038 RSUs;
(iv)	Roger Withers, Non-Executive, in respect of 14,479 Ordinary Shares and 19,557 RSUs;
(v)	Benjamin Dalfen, Executive Director, in respect of 412,853 RSUs;
(vi)	Leon Garfinkle, Non-Executive Chairman, in respect of 148,844 RSUs;
(vii)	Shaun Lavelle, Executive Director, in respect of 30,783 RSUs;
(viii)	David Schwartz, Executive Director, in respect of 181,981 RSUs;
(b)	OGI in respect of 7,500,000 Ordinary Shares;
(c)	OG Processing Services Holdings in respect of 32,500,000 Ordinary Shares.

The undertakings set out above shall cease to have effect in circumstances where:

•	the Offer Document has not been posted on or before the date which is 28 (twenty-eight) days after the date of this Announcement;
•	the Offer is withdrawn or lapses;
•

after the date of posting of the Offer Document, a third party in accordance with the Takeover Rules, announces a firm intention to make a general offer for all the ordinary share capital in FireOne (not already owned by such third party) which is not subject to any pre-conditions and which is at an offer price per Ordinary Share which is more than 5 per cent above the offer made by Optimal Acquisition.

The total number of Ordinary Shares and RSUs in respect of which Irrevocable Undertakings have been provided is therefore 40,901,846 representing, in aggregate, 75.84% of the issued Ordinary Share capital of FireOne on a fully diluted basis.

6	INFORMATION ON FIREONE

FireOne was established in April 2005, as part of a reorganisation of the OGI Group, to carry on the business of providing payment processing services to the online gaming industry. The business had previously been carried on within the OGI Group. The principal services offered by FireOne are online electronic wallet, credit and debit card processing. The services offered by FireOne provide operators of online casinos, poker rooms and their customers with a secure, convenient and cost effective system to collect, deposit and withdraw funds. FireOne was floated on AIM in June 2005.

7	INFORMATION ON OPTIMAL ACQUISITION

Optimal Acquisition is a company incorporated under the laws of Canada and is a wholly owned subsidiary of OGI. Optimal Acquisition has not traded since the date of its incorporation, nor has it entered into any obligations other than in connection with the Offer and the financing of the Offer, further details of which will be set out in the Offer Document.

Genuity Capital is acting as financial adviser to Optimal Acquisition.

8	FINANCING

The Offer will be financed by facilities made available by OGI, Optimal Acquisition’s parent. Further information on the structure of Optimal Acquisition and the financing of the consideration payable under the Offer will be set out in the Offer Document.

Genuity Capital has satisfied itself that resources are available to Optimal Acquisition sufficient to satisfy full acceptance of the Offer.

9	INTENTIONS REGARDING FIREONE AND EMPLOYEES OF FIREONE

(a) Intentions regarding the future business of the FireOne Group

The directors of Optimal Acquisition intend that the existing business currently carried on by the FireOne Group will be continued and an attempt will be made to develop the business through possible alternative uses for the FirePay Wallet and an expansion of the credit card acquiring business currently operated by the FireOne Group. In addition, it is hoped to combine the business currently carried on by Optimal Payments UK, a subsidiary of OGI, with the business currently carried on by the FireOne Group.

(b) Strategic plans for FireOne and their likely repercussions on employment and the locations of FireOne’s places of business.

The strategic plans are as set out in (a) above. The directors of Optimal Acquisition do not believe that the plans will affect the employees currently employed by FireOne or the location of FireOne’s places of business.

(c) Intentions regarding any redeployment of the fixed assets of FireOne Group

The directors of Optimal Acquisition do not intend to redeploy the existing fixed assets of FireOne or any member of the FireOne Group following acceptance of the Offer.

(d) Long term commercial justification for the Offer

The directors of Optimal Acquisition believe that the operational synergies and benefits of scale which FireOne would benefit from as a privately held, wholly owned entity within the OGI Group following completion of the Offer will offer the opportunity for the improved performance of FireOne and its business.

(e) Intentions with regard to the safeguarding of the employment of the employees and management of the FireOne Group including any material change to the conditions of employment

The directors of Optimal Acquisition intend that the employment rights of the employees and management of the FireOne Group will be fully safeguarded and that there will be no material change to the conditions of employment of such employees or management on closing of the Offer.

10	RSU PLAN

It is intended that the Offer will extend to any FireOne Shares unconditionally allotted or issued pursuant to the exercise of RSUs issued pursuant to the RSU Plan. Appropriate proposals will also be made by Optimal Acquisition to FireOne RSU Holders.

11	OFFER DOCUMENT

The Offer Document, containing the full terms and conditions of the Offer, will be posted as soon as practicable to FireOne Shareholders and, for information only, to FireOne RSU Holders and, in any event, within 28 days of the date of this Announcement.

12	DISCLOSURE OF INTERESTS IN FIREONE

As at the close on business on 14 December 2006, being the last Business Day prior to the date of this Announcement, the following persons acting in concert with Optimal Acquisition (the individuals listed being directors of OGI) owned or controlled the following shares and RSUs in the capital of FireOne:

Holder	Ordinary Shares/RSUs
OGI	7,500,000 Ordinary Shares
OG Processing Services Holdings	32,500,000 Ordinary Shares
Tommy Boman	29,166 Ordinary Shares and 15,844 RSUs
Thomas Murphy	4,583 Ordinary Shares and 15,844 RSUs
Henry Karp	27,190 RSUs
Stephen Shaper	27,803 Ordinary Shares and 124,037 RSUs
Neil Wechsler	10,601 Ordinary Shares and 346,906 RSUs
Gary Wechsler	141,870 RSUs
James Gertler	29,166 Ordinary Shares and 15,844 RSUs

Jonathan Ginns	29,166 Ordinary Shares and 15,844 RSUs
Holden Ostrin	346,922 RSUs
Sydney Sweibel	47,532 RSUs

As at the close of business on 14 December 2006, being the last Business Day prior to the date of this Announcement, and save as described above and save for the Ordinary Shares and RSUs held by the directors of FireOne (other than the members of the Independent Committee) referred to above, neither Optimal Acquisition nor any of the directors of Optimal Acquisition nor, so far as the directors of Optimal Acquisition are aware, any other person acting in concert with Optimal Acquisition for the purposes of the Offer, owned, controlled or held any Ordinary Shares or any securities convertible or exchangeable into Ordinary Shares or rights to subscribe for or purchase or options (including traded options) in respect of, or derivatives referenced to, any such shares.

Neither Optimal Acquisition, nor any person acting in concert with Optimal Acquisition, has entered into any arrangements in relation to FireOne shares or any securities convertible or exchangeable into FireOne shares or options (including traded options) in respect of, or derivatives referenced to, FireOne shares. For these purposes “arrangement” includes any indemnity or option arrangement, or agreement or understanding, formal or informal of whatever nature, relating to relevant securities which is, or may be, an inducement to deal or refrain from dealing in such securities.

13	SETTLEMENT, DE-LISTING AND RE-REGISTRATION

The consideration due to FireOne Shareholders pursuant to their acceptance of the Offer will, in respect of those FireOne Shareholders who validly accept the Offer up to the time the Offer becomes or is declared unconditional in all respects, be despatched to them not later than 14 days after the date the Offer becomes or is declared unconditional in all respects, and in respect of those FireOne Shareholders who validly accept the Offer thereafter, be despatched to them within 14 days of receipt of their acceptance of the Offer.

If the Offer becomes or is declared unconditional in all respects and sufficient acceptances have been received, Optimal Acquisition intends to apply the provisions of Section 204 of the Companies Act 1963 of Ireland to acquire compulsorily any outstanding FireOne Shares not acquired or agreed to be acquired pursuant to the Offer or otherwise.

As soon as it is appropriate and possible to do so, and subject to the Offer becoming or being declared unconditional in all respects, Optimal Acquisition intends to apply for cancellation of the listing of FireOne Shares on the AIM market of the London Stock Exchange and to propose a resolution to re-register FireOne as a private company under the relevant provisions of the Companies (Amendment) Act 1983 of Ireland. It is anticipated that the cancellation of listing will take effect no earlier than 20 Business Days after the date on which the Offer has been declared unconditional in all respects.

14	GENERAL

This Announcement is made pursuant to Rule 2.5 of the Takeover Rules.

This Announcement does not constitute an offer to purchase or an invitation to subscribe for any securities.

Genuity Capital is acting for Optimal Acquisition and OGI and for no one else in connection with the Offer and will not be responsible to anyone other than Optimal Acquisition and OGI for providing the protections afforded to clients of Genuity Capital nor for providing advice in relation to the Offer, the contents of this document or any transaction or arrangement referred to herein.

Numis Securities, which is authorised by the Financial Services Authority under the Financial Services & Markets Act 2000 of the United Kingdom, is acting for FireOne and for no one else in connection with the Offer and will not be responsible to anyone other than FireOne for providing the protections afforded to clients of Numis Securities or for providing advice in relation to the Offer, the contents of this document or any transaction or arrangement referred to herein.

The availability of the Offer to persons outside Ireland may be affected by the laws of the relevant jurisdiction. Such persons should inform themselves about and observe any applicable requirements. Unless otherwise determined by Optimal Acquisition, the Offer will not be made, directly or indirectly, in or into or from or by use of the mails of or by any means or instrumentality (including, without limitation, telephonically or electronically) of inter-state or foreign commerce of or any facilities of a national securities exchange of Australia, Canada, Japan, the United States or any other jurisdiction where it would be unlawful to do so. Accordingly, copies of this Announcement and any related offering documents are not being, and must not be, mailed or otherwise distributed or sent in, into or from Australia, Canada, Japan, the United States or any other jurisdiction where it would be unlawful to do so, and doing so may invalidate any purported acceptance of the Offer.

The full text of the conditions and reference to certain further terms of the Offer are set out in Appendix I and form part of this Announcement.

Any person who is the holder of 1 per cent. or more of any class of shares in FireOne or Optimal Acquisition may be required to make disclosures pursuant to Rule 8.3 of the Takeover Rules.

The directors of Optimal Acquisition and OGI (solely in their capacity as such) accept responsibility for the information contained in this Announcement, other than that relating to FireOne, the FireOne Group, the directors of FireOne and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Optimal Acquisition and OGI (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of FireOne accept responsibility for the information contained in this Announcement relating to FireOne, the FireOne Group, the directors of FireOne (solely in their capacity as such) and members of their immediate families, related trusts and persons connected with them, except for the recommendation and the related opinions of the Independent Committee. The Independent Committee accepts responsibility for the recommendation and the related opinions of the Independent Committee contained in this Announcement. To the best of the knowledge and belief of the directors of FireOne and the Independent Committee (who have taken all reasonable care to ensure that such is the case), the information contained in this Announcement for which they respectively accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

APPENDIX I

Conditions to and certain further terms of the Offer

The Offer which will be made by Optimal Acquisition, will comply with the Takeover Rules and the rules and regulations of the AIM market of the London Stock Exchange and will be subject to the terms and conditions set out below and to be set out in the Offer Document (including the form of acceptance). The Offer and any acceptances thereunder will be governed by Irish law and be subject to the exclusive jurisdiction of the courts of Ireland which exclusivity shall not limit the right to seek provisional or protective relief in the courts of another State, during or after any substantive proceedings have been instituted in Ireland, nor shall it limit the right to bring enforcement proceedings in another State on foot of an Irish judgement.

The Offer will be subject to the following conditions:

(a)

valid acceptances being received (and not, where permitted, withdrawn) by not later than 3 p.m. on the initial closing date (or such later time(s) and/or date(s) as Optimal Acquisition may, subject to the Takeover Rules, decide) in respect of not less than 80 per cent. (or such lower percentage as Optimal Acquisition may decide with the consent of the Independent Committee) in nominal value of the FireOne Shares Affected, provided that this condition shall not be satisfied unless Optimal Acquisition shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise) FireOne Shares carrying in aggregate more than 50 per cent. of the voting rights then exercisable at a general meeting of FireOne.

For the purposes of this condition and conditions (b), (d) and (e):

(i)	any FireOne Shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon their being entered in the register of members of FireOne; and
(ii)	the expression “FireOne Shares Affected” shall mean:
A.	FireOne Shares which have been issued or unconditionally allotted on or before the date the Offer is made; and
B.

FireOne Shares which have been issued or unconditionally allotted after that date but before the time at which the Offer closes, or such earlier date as Optimal Acquisition may, subject to the Takeover Rules, decide (not being earlier than the date on which the Offer becomes unconditional as to acceptances or, if later, the initial closing date) but excluding any FireOne Shares which, on the date the Offer is made, are held in the beneficial ownership of Optimal Acquisition within the meaning of section 204 of the Companies Act 1963 of Ireland;

(b)

no central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory or investigative body, including any national anti-trust or merger control authorities, court, tribunal, environmental body, any analogous body whatsoever or tribunal in any jurisdiction or any person (each a “Third Party”) having decided to take, institute or implement any action, proceeding, suit, investigation, enquiry or reference or having made, proposed or enacted any statute, regulation or order or having done or decided to do anything which would or would reasonably be expected to:

(i)

make the Offer or its implementation, or the acquisition or the proposed acquisition by Optimal Acquisition of the FireOne Shares Affected, or control of FireOne or any of the assets of FireOne void, illegal or unenforceable under the laws of Ireland and/or Canada, or otherwise, directly or indirectly, restrain, revoke, prohibit, materially restrict or materially delay the same or impose additional or different conditions or obligations with respect thereto (except for conditions or obligations that would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), or otherwise challenge or interfere therewith (except where the result of such challenge or interference would not have, or would not reasonably be expected to have, a material adverse effect on the FireOne Group taken as a whole);

(ii)

result in a material delay in the ability of Optimal Acquisition, or render Optimal Acquisition unable, to acquire some or all of the FireOne Shares Affected or require a divestiture by Optimal Acquisition of any FireOne Shares;

(iii)

(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole) require the divestiture by any member of the FireOne Group of all or any portion of their respective businesses, assets (including, without limitation, the shares or securities of any other member of the FireOne Group) or property or (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole) impose any material limitation on the ability of any of them to conduct their respective businesses (or any of them) or own their respective assets or properties or any part thereof;

(iv)

impose any material limitation on or result in a material delay in the ability of Optimal Acquisition to acquire, or to hold or to exercise effectively, directly or indirectly, all or any rights of ownership of the FireOne Shares Affected, or to exercise voting or management control over, FireOne or any subsidiary or subsidiary undertaking of FireOne which is material in the context of the FireOne Group taken as a whole (a “Material Subsidiary”) or (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole) on the ability of any member of the Optimal Acquisition Group to hold or exercise effectively, directly or indirectly, rights of ownership of shares (or the equivalent) in, or to exercise rights of voting or management control over, any member of the FireOne Group to the extent that FireOne has such ownership, voting or management control rights;

(v)

(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), require Optimal Acquisition or any member of the FireOne Group to acquire or offer to acquire any shares or other securities (or the equivalent) in, or any interest in any asset owned by, any member of the FireOne Group owned by any third party;

(vi)

impose any limitation on the ability of any member of the Optimal Acquisition Group to integrate or co-ordinate its business, or any part of it, with the businesses of any member of the FireOne Group (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole);

(vii)

cause any member of the FireOne Group to cease to be entitled to any Authorisation (as defined in paragraph (c) below) used by it in the carrying on of its business (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole); or

(viii)

otherwise adversely affect the business, profits, assets, liabilities, financial or trading position of any member of the FireOne Group (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole);

(c)	all necessary notifications and filings having been made, all necessary waiting and other time periods (including any extensions thereof) under any applicable legislation or regulation of Ireland and/or Canada having expired, lapsed or having been terminated (as appropriate) (save to an extent which would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole) and all statutory or regulatory obligations under the laws of Ireland and/or Canada having been complied with (save to an extent which would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), in each case, in connection with the Offer or its implementation and all authorisations, orders, recognitions, grants, consents, clearances, confirmations, licences, permissions and approvals in Ireland (“Authorisations”) having been obtained on terms and in a form reasonably satisfactory to Optimal Acquisition from all appropriate Third Parties (except where the consequence of the absence of any such Authorisation would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), all such Authorisations remaining in full force and effect, there being no notified intention to revoke or vary or not to renew the same at the time at which the Offer becomes otherwise unconditional and all necessary statutory or regulatory obligations in Ireland and/or Canada having been complied with (except where the consequence thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole);

(d)

all necessary waiting periods and any other time periods during which any Third Party could, in respect of the Offer or the acquisition or proposed acquisition of any FireOne Shares Affected or control of FireOne, or any member of the FireOne Group, by Optimal Acquisition, institute or implement any action, proceedings, suit, investigation, enquiry or reference under the laws of Ireland and/or Canada, which would be reasonably expected adversely to affect (to an extent which would be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole) any member of the FireOne Group, having expired, lapsed or been terminated;

(e)

save for matters of which the board of Optimal Acquisition or of OGI was aware at the date hereof, or as Disclosed, there being no provision of any arrangement, agreement, licence, permit, franchise, facility, lease or other instrument to which any member of the FireOne Group is a party or by or to which any such member or any of its respective assets may be bound, entitled or be subject and which, in consequence of the Offer or the acquisition or proposed acquisition by Optimal Acquisition of the FireOne Shares Affected or because of a change in the control of FireOne, would or would be reasonably expected to result in (except where, in any of the following cases, the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as whole):

(i)

any monies borrowed by, or any indebtedness or liability (actual or contingent) of, or any grant available to any member of the FireOne Group becoming, or becoming capable of being declared, repayable immediately or prior to their or its stated maturity;

(ii)

the creation or enforcement of any mortgage, charge or other security interest wherever existing or having arisen over the whole or any part of the business, property or assets of any member of the FireOne Group or any such mortgage, charge or other security interest becoming enforceable;

(iii)

any such arrangement, agreement, licence, permit, franchise, facility, lease or other instrument or the rights, liabilities, obligations or interests of any member of the FireOne Group thereunder being terminated or adversely modified or any adverse action being taken or any obligation or liability arising thereunder;

(iv)

any assets or interests of, or any asset the use of which is enjoyed by, any member of the FireOne Group being or falling to be disposed of or charged, or ceasing to be available to any member of the FireOne Group or any right arising under which any such asset or interest would be required to be disposed of or charged or would cease to be available to any member of the FireOne Group otherwise than in the ordinary course of business;

(v)	the value of, or financial or trading position of any member of the FireOne Group being prejudiced or adversely affected; or
(vi)	the creation of any liability or liabilities (actual or contingent) by any member of the FireOne Group,

unless if any such provision exists, such provision shall have been waived, modified or amended on terms satisfactory to Optimal Acquisition;

(f)

save for matters of which the board of Optimal Acquisition or of OGI was aware at the date hereof, or as Disclosed or as publicly announced (by the delivery of an announcement to the London Stock Exchange) by FireOne prior to the date of this Announcement, no member of the FireOne Group having:

(i)

issued or agreed to issue additional shares of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible or exchangeable securities (except for (A) issues to FireOne or wholly-owned subsidiaries of FireOne, or (B) issues which are not material (in value terms or otherwise) in the context of the FireOne Group taken as a whole) or (C) issues pursuant to the exercise of RSUs awarded under the RSU Plan prior to date of this Announcement;

(ii)

recommended, declared, paid or made any dividend or other distribution other than dividends or other distributions lawfully paid or made to another member of the FireOne Group or which are not material (in value terms or otherwise) in the context of the FireOne Group taken as a whole;

(iii)

save for transactions between two or more members of the FireOne Group (“intra-FireOne Group transactions”), made or proposed any change in its loan capital (save in respect of loan capital which is not material (in value or other terms) in the context of the FireOne Group taken as a whole);

(iv)

save for intra-FireOne Group transactions, implemented any merger, demerger, reconstruction, amalgamation, scheme or (except in the ordinary and usual course of trading) acquisition or disposal of (or of any interest in) assets or shares (or the equivalent thereof) in any undertaking or undertakings (except in any such case where the consequences of any such merger, demerger, reconstruction, amalgamation, scheme, acquisition or disposal would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole);

(v)

except in the ordinary and usual course of business, entered into or materially improved, or made any offer (which remains open for acceptance) to enter into or materially improve, the terms of the employment contract with any director of FireOne or any person occupying one of the senior executive positions in the FireOne Group;

(vi)

(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), issued any loan capital or debentures or (save in the ordinary course of business and save for intra-FireOne Group transactions) incurred any indebtedness or contingent liability;

(vii)

(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), purchased, redeemed or repaid any of its own shares or other securities (or the equivalent) or reduced or made any other change to any part of its share capital;

(viii)	(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), (A) merged with any body corporate, partnership or business (save for intra-FireOne Group transactions), or (B) (save for intra-FireOne Group transactions) acquired or disposed of, transferred, mortgaged or encumbered any material asset or any right, title or interest in any material asset (including shares and trade investments);

(ix)

(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), entered into or varied any contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) which is of a long term, onerous or unusual nature or magnitude;

(x)

entered into or varied any contract, transaction or arrangement otherwise than in the ordinary and usual course of business (except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole);

(xi)	waived or compromised any claim which would be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole;
(xii)

(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or (except as a result of an intra-FireOne Group transfer or where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), ceased to carry on all or a substantial part of any business;

(xiii)

(except where the consequences thereof would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole), (A) save for voluntary solvent liquidations, taken any corporate action or had any legal proceedings instituted against it in respect of its winding-up, dissolution, examination or reorganisation or for the appointment of a receiver, examiner, administrator, administrative receiver, trustee or similar officer of all or any part of its assets or revenues, or (B) any analogous proceedings in Ireland; or

(xiv)

entered into any agreement, contract or commitment to effect any of the transactions, matters or events set out in this condition (without prejudice to the exceptions to each paragraph with regard to materiality and other matters);

(g)

save for matters of which the board of Optimal Acquisition or of OGI was aware at the date hereof, or as Disclosed or as publicly announced by FireOne (by delivery of an announcement to the London Stock Exchange) prior to the date of this Announcement:

(i)

there not having arisen any adverse change or deterioration in the business, assets, financial or trading position or profits of FireOne or any member of the FireOne Group (save to an extent which would not be material (in value terms or otherwise) in the context of the FireOne Group as a whole);

(ii)

no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the FireOne Group is or would reasonably be expected to become a party (whether as plaintiff or defendant or otherwise) and no investigation by any Third Party against or in respect of any member of the FireOne Group having been instituted or remaining outstanding by, against or in respect of any member of the FireOne Group (save where the consequences of such litigation, arbitration proceedings, prosecution or other legal proceedings or investigation are not or would not be material (in value terms or otherwise) in the context of the FireOne Group taken as a whole); and

(h)	for the purposes of the conditions set out above:
(i)

“Disclosed” means fairly disclosed by or on behalf of FireOne, in writing, to OGI, Optimal Acquisition or Genuity Capital or its or their respective employees, officers or advisers at any time up to the date of this Announcement;

(ii)	“FireOne Group” means FireOne, its subsidiaries and subsidiary undertakings;
(iii)

“initial closing date” means 3.00 p.m. (Dublin time) on the date fixed by Optimal Acquisition as the first closing date of the Offer, unless and until Optimal Acquisition in its discretion shall have extended the initial offer period, in which case the term “initial closing date” shall mean the latest time and date at which the initial offer period, as so extended by Optimal Acquisition, will expire or, if earlier, the date on which the Offer becomes or is declared unconditional in all respects;

(iv)	“initial offer period” means the period from the date of the Offer Document to and including the initial closing date; and
(v)	“parent undertaking”, “subsidiary undertaking”, “associated undertaking” and “undertaking” have the meanings given by the European Communities (Companies: Group Accounts) Regulations, 1992 of Ireland.

Subject to the requirements of the Panel, Optimal Acquisition reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of the above conditions apart from condition (a).

The Offer will lapse unless all of the conditions set out above have been fulfilled or (if capable of waiver) waived or, where appropriate, have been determined by Optimal Acquisition to be or to remain satisfied on the day which is 21 days after the later of the initial closing date, the date on which condition (a) is fulfilled or such later date as Optimal Acquisition may, with the consent of the Panel (to the extent required) decide. Except for condition (a), Optimal Acquisition shall not be obliged to waive (if capable of waiver) or treat as satisfied any condition by a date earlier than the latest day for the fulfilment of all conditions referred to in the previous sentence, notwithstanding that any other condition of the Offer may at such earlier date have been waived or fulfilled or that there are at such earlier dates no circumstances indicating that the relevant condition may not be capable of fulfilment.

APPENDIX II

Bases and sources

1.

The value of the entire issued and to be issued ordinary share capital of FireOne is based upon 51,687,848 FireOne Shares in issue and 2,240,860 FireOne Shares to be issued to FireOne RSU Holders under the FireOne RSU Plan. References to a percentage of FireOne Shares are, unless indicated otherwise, based on the number of FireOne Shares in issue as at the date of this Announcement.

2.	FireOne Share prices are sourced from the Daily Official List of the London Stock Exchange.

APPENDIX III

Definitions

“£”, “p”, “pence” or “pounds”	the lawful currency of the United Kingdom;
“AIM”	the AIM market of the London Stock Exchange;
“Board”	the board of directors of FireOne;
“Business Day”	a day, other than a Saturday or a Sunday, on which clearing banks are normally open for business in Dublin and London;
“Cent”	Euro cent;
“Closing Price”	the official closing price of a FireOne Share as derived from the Daily Official List;
“Daily Official List”	the Daily Official List of the London Stock Exchange;
“Euro” or “€”

the single currency of member states of the European Communities that adopt or have adopted the Euro as their currency in accordance with legislation of the European Union relating to European Economic and Monetary Union;

“FireOne” or the “Company”	FireOne Group plc;
“FireOne Directors”	members of the board of directors of FireOne;
“FireOne Group” or the “Group”	FireOne, its subsidiaries and subsidiary undertakings (as such term is defined in the European Communities (Companies: Group Accounts) Regulations 1992 of Ireland);
“FireOne Shares”

the existing issued fully paid ordinary shares of €0.02 each in the capital of FireOne and any further such shares which are unconditionally allotted or issued after the date hereof and before the Offer closes (or before such other time as the Offeror may, subject to the Takeover Rules, decide in accordance with the terms and conditions of the Offer) and “FireOne Share” shall be construed accordingly;

“FireOne Shareholders”	the holders of FireOne Shares and “FireOne Shareholder” shall be construed accordingly;
“FirePay Wallet”	the virtual, web-based electronic wallet operated by the FireOne Group;
“Genuity Capital”	Genuity Capital Markets of Ontario, Canada;

“Independent Committee” or “Independent Directors”	the independent committee of the Board comprising John Greely, Declan O’Neill, Paschal Taggart and Roger Withers;
“Ireland”	Ireland, excluding Northern Ireland, and the word Irish shall be construed accordingly;
“London Stock Exchange”	The London Stock Exchange plc;
“Numis Securities”	Numis Securities Limited;
“Offer”

the recommended cash offer to be made by Optimal Acquisition for the entire issued and to be issued ordinary share capital of FireOne on the terms and subject to the conditions set out in Appendix I of this Announcement and to be set out in the Offer Document (including any form of acceptance);

“Offer Document”	the document to be sent to FireOne Shareholders containing the Offer;
“Offer Period”	the offer period for the purposes of the Takeover Rules commencing on the date of this Announcement;
“Offer Price”	60p being the price per FireOne Share payable pursuant to the Offer;
“OGI”	Optimal Group Inc (incorporated and registered in Canada), the parent company of the OGI Group;
“OGI Group”	the group of companies consisting of OGI and its subsidiaries;
“Optimal Acquisition” or “Offeror”	Optimal Acquisition Inc., a company incorporated and registered in Canada;
“Optimal Acquisition Group”	the group of companies consisting of Optimal Acquisition, OGI and the subsidiaries of OGI other than any member of the FireOne Group;
“Optimal Payments UK”	Optimal Payments Limited, an indirectly wholly owned subsidiary of OGI;
“Ordinary Shares”	ordinary shares of nominal value €0.02 each in the capital of FireOne;
“Panel”	the Irish Takeover Panel established under the Irish Takeover Panel Act 1997;
“RSU”

the restricted share units issued pursuant to the provisions of the RSU Plan (each RSU Holder being entitled to receive 1 Ordinary Share on exercise of a restricted share unit, subject to the provisions of the RSU Plan);

“RSU Holders”	the holders of RSUs issued pursuant to the provisions of the RSU Plan;
“RSU Plan”	the restricted share unit plan of the Company pursuant to which restricted share units were issued to certain key employees of FireOne, OGI and Optimal Payments Inc., a wholly owned subsidiary of OGI;
“Takeover Rules”	the Irish Takeover Panel Act 1997, Takeover Rules 2001 to 2006

Any reference to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof.

Words importing the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine or neutral gender.